UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 5, 2002









                        EXOTICS.COM, INC.
     (Exact name of registrant as specified in its charter)

Nevada                   000-28525               87-0636386
-----------------------------------------------------------
(State of               (Commission        (I.R.S. Employer
Organization)           File Number)    Identification No.)


Suite 411-1200 W. Pender St., Vancouver, BC              V6E 2S9
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(Address of principal executive offices)              (Zip Code)

                         (604) 684-2004
       Registrant's telephone number, including area code



ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company's principal accountant, Merdinger, Fruchter, Rosen & Co., PC was dismissed as of October 7, 2002. The principal accountant's report on the financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, and was modified as to uncertainty that the Company will continue as a going concern. The decision to change accountants was approved by the board of directors.

There were no disagreements during the registrant's two most recent fiscal years and the subsequent interim period through October 7, 2002 (date of dismissal) with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused it to make reference to the subject matter of the disagreement(s) in connection with this report.

A new accountant has been engaged as the principal accountant to audit the issuer's financial statements. The new accountant is Manning Elliott, Chartered Accountants and was engaged as of September 5, 2002. Neither the Company nor anyone acting on its behalf consulted the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, as part of the process of deciding as to the accounting, auditing or financial reporting issue.

The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item. The Company has requested the former accountant to furnish a letter addressed to the Commission stating that it agrees with the statements made by the Company. The former auditors have furnished a letter stating their disagreement with a representation made in the previously filed Form 8-K regarding the modification as to uncertainty that the Company will continue as a going concern. We have amended our filing to comply with their letter and have filed their letter as an exhibit to this filing.

ITEM 7.   EXHIBITS

16   Letter re: Change in Accoutants

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Exotics.com, Inc.


                           By: /s/ Firoz Jinnah
                              Firoz Jinnah, President

                           Date: October 23, 2002